Exhibit 99.2

Operating Results Scorecard
As of December 31, 2016

	Q1-15	Q2-15	Q3-15	Q4-15	2015	Q1-16	Q2-16	Q3-16	Q4-16	2016
Revenue (millions)
Domestic	$35.6	$37.1	$44.6	$52.7	$169.9	$49.1	$46.3	$46.1	$44.5	$186.1
Offshore	$20.3	$18.1	$17.1	$17.3	$72.9	$17.6	$17.1	$20.8	$21.4	$76.9
Nearshore	$7.7	$8.2	$11.1	$12.3	$39.3	$11.3	$10.3	$11.4	$11.2	$44.3
Company Total	$63.6	$63.4	$72.8	$82.3	$282.1	$78.0	$73.7	$78.3	$77.1	$307.2

Revenue %
Domestic	56.0%	58.5%	61.2%	64.0%	60.2%	62.9%	62.8%	58.9%	57.7%	60.6%
Offshore	31.9%	28.5%	23.6%	21.1%	25.9%	22.6%	23.2%	26.6%	27.7%	25.0%
Nearshore	12.1%	13.0%	15.2%	14.9%	13.9%	14.5%	14.0%	14.6%	14.5%	14.4%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
Domestic	$2.4	$2.2	$0.3	$6.7	$11.6	$4.8	$3.3	$2.8	$1.5	$12.4
Offshore	$2.5	$1.8	$1.2	$1.1	$6.6	$2.3	$2.5	$5.1	$6.7	$16.6
Nearshore	$1.2	$1.3	$1.6	$1.9	$6.0	$1.3	$1.2	$2.4	$2.5	$7.4
Company Total	$6.1	$5.3	$3.1	$9.7	$24.2	$8.4	$7.0	$10.3	$10.7	$36.4

Gross Profit %
Domestic	6.8%	6.0%	0.7%	12.7%	6.8%	9.8%	7.0%	6.1%	3.4%	6.7%
Offshore	12.4%	10.0%	7.2%	6.4%	9.2%	13.0%	14.9%	24.5%	31.2%	21.6%
Nearshore	15.4%	15.6%	14.5%	15.8%	15.3%	11.3%	11.6%	21.5%	22.0%	16.8%
Company Total	9.6%	8.4%	4.3%	11.8%	8.6%	11.2%	9.5%	13.3%	13.8%	11.9%